Exhibit 99.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 17, 2015, by and among the Lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, "Agent") and DIAMOND FOODS, INC., a Delaware corporation ("Borrower").
WHEREAS, Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of February 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");
WHEREAS, Borrower, Agent and Lenders have agreed to amend the Credit Agreement in certain respects;
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.
2.    Amendments to Credit Agreement: Subject to the satisfaction of the conditions set forth in Section 5 below, and in reliance upon the representations and warranties of Borrower set forth in Section 6 below, clause (b) of the definition of "Change of Control" set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    [Intentionally Omitted]; or
3.    Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.
4.    Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

5.    Conditions to Effectiveness.
(a)    This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:
(i)    Agent shall have received a fully executed copy of this Amendment in form and substance acceptable to Agent, together with such other documents, agreements, opinions and instruments as Agent may require or reasonably request; and
(ii)    No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.
6.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders that, after giving effect to this Amendment:
(a)    All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date;
(b)    No Default or Event of Default has occurred and is continuing; and
(c)    This Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.
7.    Miscellaneous.
(a)    Expenses. Borrower agrees to pay on demand all Lender Group Expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as modified hereby.
(b)    Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York. The choice of law and venue and jury trial waiver provisions set forth in Section 13 of the Credit Agreement are incorporated herein by reference and shall apply in all respects to this Amendment.
(c)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or other electronic delivery shall be equally effective as delivery of an original executed counterpart of this Amendment.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

DIAMOND FOODS, INC., a Delaware corporation By: /s/ Raymond P. Silcock Name: Raymond P. Silcock Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/ Carlos Valles Name: Carlos Valles Title: Vice President

SUNTRUST BANK, as a Lender By: /s/ Jeffrey J. Gazo Name: Jeffrey J. Gazo Title: Vice President

BANK OF MONTREAL, as a Lender By: /s/ Quinn Heiden Name: Quinn Heiden Title: Director

CONSENT AND REAFFIRMATION

Kettle Foods, Inc., an Oregon corporation, as a Guarantor hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 1 to Credit Agreement (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to Borrower's execution and delivery thereof; and (iii) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Documents to which the undersigned is a party and reaffirms that each such Loan Document is and shall continue to remain in full force and effect. Although Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, Guarantor understands that Agent and Lenders have no obligation to inform Guarantor of such matters in the future or to seek Guarantor's acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.

KETTLE FOODS, INC., an Oregon corporation, as a Guarantor By: /s/ Raymond P. Silcock Name: Raymond P. Silcock Title: Chief Financial Officer